UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2006

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information contained in this Current Report (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

On September 18, 2006, Harte-Hanks, Inc. (“Harte-Hanks”) announced in a press release that it entered into an agreement to purchase Aberdeen Group, Inc. (“Aberdeen”). The acquisition is expected to be completed by the end of September 2006. The Boards of Directors of both Harte-Hanks and Aberdeen have approved the transaction. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

Item 9.01 Final Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated September 18, 2006 entitled “Harte-Hanks to Acquire Aberdeen Group, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: September 18, 2006

By:	/s/ Dean H. Blythe
Dean H. Blythe, Senior Vice President and Chief Financial Officer

Exhibit No.	Description

99.1	Press Release dated September 18, 2006 entitled “Harte-Hanks to Acquire Aberdeen Group, Inc.”

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